Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York 10036-6522

(212) 735-3000

November 12, 2013

HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA  90806

Re:            HCP, Inc.
4.250% Senior Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to HCP, Inc., a Maryland corporation (the “Company”), in connection with the public offering by the Company of $800,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2023 (the “Securities”) to be issued under the Indenture, dated as of November 19, 2012 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of November 12, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company N.A. (the “Trustee”).  The Company entered into an underwriting agreement, dated as of November 5, 2013 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of the Securities by the Company to the Underwriters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

HCP, Inc.

November 12, 2013

(i)                                  the registration statement on Form S-3 (File No. 333-182824) of the Company relating to the Securities and other securities of the Company filed on July 24, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)                              an executed copy of the Base Indenture;

(iii)                          an executed copy of the Supplemental Indenture;

(iv)                          copies of the global certificates evidencing the Securities (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(v)                              an executed copy of the Underwriting Agreement; and

(vi)                          the certificate of James W. Mercer, Executive Vice President, General Counsel of the Company, and Timothy M. Schoen, Executive Vice President - Chief Financial Officer of the Company, dated the date hereof, relating to the Securities pursuant to Sections 3.03 and 16.01 of the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such

HCP, Inc.

November 12, 2013

documents and, except to the extent expressly stated herein, the validity and binding effect thereof on such parties.  We have also assumed that the terms of the Securities have been established so as not to, and that the execution and delivery by the Company of the Underwriting Agreement and the Indenture, and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or debt instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and debt instruments which are included or incorporated by reference in the Registration Statement pursuant to Items 601(b)(4) and (10) of Registration S-K (the “Scheduled Contracts”)), (ii) any law, rule or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law).  As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type governed or contemplated by the Registration Statement and the Indenture (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated.  Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

HCP, Inc.

November 12, 2013

We call to your attention that certain of the Scheduled Contracts are governed by non-Opined on Law and the opinions expressed herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts under the Opined on Law. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices)

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement.  We hereby consent to the reference to our firm under the caption “Validity of the Notes” in the prospectus supplement dated November 5, 2013 and filed with the Commission.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP